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                                                                   EXHIBIT 10.32

                            PEROT SYSTEMS CORPORATION
                        1999 Employee Stock Purchase Plan

                         Effective as of July 17, 1998

                (As Amended and Restated as of January 7, 1999)



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                               TABLE OF CONTENTS

1.       PURPOSE OF THE PLAN
         1.1 General ...............................................................................1
         1.2 Tax Treatment .........................................................................1
         1.3 Parallel Plans ........................................................................1

2.       PARTICIPATION IN THE PLAN
         2.1 Eligibility ...........................................................................1
         2.2 Enrollment to Buy Stock ...............................................................2
         2.3 Designation of Beneficiary ............................................................2
         2.4 Contributions; Payroll Deductions; Account; No Interest ...............................2
         2.5 Changes in Contributions ..............................................................2
         2.6 Withdrawal ............................................................................3
         2.7 Termination of Employment; Leave of Absence ...........................................3
         2.8 Transferability .......................................................................4

3.       PURCHASE OF STOCK
         3.1 Offering Periods ......................................................................4
         3.2 Grant of Option; Exercise Price .......................................................4
         3.3 Automatic Exercise of Option ..........................................................4
         3.4 Payment for Stock .....................................................................5
         3.5 Delivery of Shares; Voting ............................................................5
         3.6 Periodic Reports ......................................................................5
         3.7 No Rights in Stock Prior to Exercise ..................................................6

4.       OPERATION OF THE PLAN
         4.1 Effective Date and Term of Plan .......................................................6
         4.2 Shares Authorized for Sale and Issuance Under the Plan ................................6
         4.3 Conditions Upon Issuance of Shares ....................................................6
         4.4 Administration; Committee .............................................................7
         4.5 Amendment or Termination ..............................................................9
         4.6 Approval of the Stockholders ..........................................................9
         4.7 No Liability for Good Faith Determinations ............................................9

5.       MISCELLANEOUS LEGAL PROVISIONS
         5.1 Definitions ..........................................................................10
         5.2 Adjustments Upon Changes in Capitalization ...........................................12

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
         5.3 Notices; Waiver of Notice ............................................................13
         5.4 Severability .........................................................................13
         5.5 Successors and Assigns ...............................................................13
         5.6 Headings .............................................................................13
         5.7 Governing Law ........................................................................14
         5.8 No Right to Employment ...............................................................14

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                            PEROT SYSTEMS CORPORATION
                        1999 Employee Stock Purchase Plan

1.   PURPOSE OF THE PLAN

1.1 General. Perot Systems has adopted this Plan to provide Eligible Associates with the opportunity and a convenient means to purchase Common Stock as an incentive (i) to exert their maximum efforts for the success of the Company, and
(ii) to remain employed with the Company.

1.2 Tax Treatment. Perot Systems intends that options to purchase stock granted under this Plan qualify as options granted under an "employee stock purchase plan" as defined in Section 423(b) of the Tax Code, and this Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of that Section.

1.3 Parallel Plans. If (i) the economic and tax benefits extended under this Plan to Eligible Associates who reside outside the United States are materially lower due to local tax laws and regulations, with the exception of tax rates, than those enjoyed by Eligible Associates who reside in the United States under the Tax Code, or (ii) revisions to this Plan are necessary to comply with local employment, labor, securities or other laws or regulations (or, in the sole discretion of Perot Systems, business customs) of jurisdictions other than the United States in which a Participating Affiliate is organized or does business, the Stock Administrator may implement separate plans (or country-specific addenda implementing revisions to this Plan) for those Eligible Associates that are revised as necessary to conform to local laws and regulations and business customs.

2.   PARTICIPATION IN THE PLAN

2.1 Eligibility. Each Eligible Associate who is employed by an Employer on an Enrollment Date may participate in the Plan during the relevant Offering Period, unless the Tax Code prohibits his or her participation in that Offering Period because:

     (a) The Eligible Associate (together with certain affiliates of the Eligible Associate described in Section 424(d) of the Tax Code), would be deemed to own a number of shares of stock and certain exercisable options to purchase stock that together represent 5% or more of the total combined voting power or value of all classes of stock of Perot Systems or any Participating Affiliate (computed in accordance with Section 423(b)(3) of the Tax Code; or

     (b) The Eligible Associate would have the right to purchase under all the employee stock purchase plans described in Section 423 of the Tax Code of the Company and its Subsidiaries more than $25,000 of stock (computed based on the fair market value on the Enrollment Date in accordance with Section 423(b)(3) of the Tax Code) during the calendar year of that Offering Period.

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2.2  Enrollment to Buy Stock. Each Eligible Associate who:

     (a) completes an Enrollment Agreement in the form, format, and as otherwise required by the Stock Administrator, and

     (b) delivers that Enrollment Agreement to the Stock Administrator at least 10 business days before the Enrollment Date for an Offering Period, or

     (c) calls the Plan Custodian's automated phone system and completes the enrollment process,

     may purchase Common Stock on the Exercise Date for that Offering Period, subject to the other provisions of this Plan.

2.3 Designation of Beneficiary. Each Participant may from time to time designate a beneficiary by filing a written beneficiary designation form with the Stock Administrator. Such beneficiary shall receive any refunds of amounts not used to purchase Shares and any Shares issued to the Participant. If no beneficiary was designated, any cash refunds and transfers of Shares shall be made to the appropriate representative of Participant's estate.

2.4  Contributions; Payroll Deductions; Account; No Interest.

     (a) The Company will withhold from each Participant's paycheck (or, in jurisdictions where payroll deductions are not allowed, will allow each Participant to contribute) the percentage (not to exceed 10%) of Eligible Compensation specified in his or her then-current Enrollment Agreement commencing on the first pay date after the next Enrollment Date of an Offering Period and continuing throughout that Offering Period and each future Offering Period until he or she ceases to be a Participant.

     (b) Perot Systems will hold and use the amounts withheld from each Participant's paycheck (or otherwise contributed by each Participant) until the earlier of the date those amounts are (i) used to purchase Common Stock, or (ii) refunded to the Participant. Perot Systems will not be required to segregate any of these funds from its general corporate funds, and will not pay interest on any of these funds unless otherwise required by applicable law.

     (c) If the funds in the Participant Account of a Participant are in a currency other than United States dollars on any Exercise Date, for purposes of determining the maximum number of whole and fractional shares that may be purchased under this Plan, such funds will be deemed to have been converted into United States dollars based upon the foreign exchange selling rates, as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., on such date, or if not so reported on such date, as reported on the next preceding date on which such rates are reported.

2.5 Changes in Contributions. During an Offering Period, a Participant may not change the percentage of Eligible Compensation to be withheld from his or her paycheck (or otherwise to be

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contributed), except by withdrawing from the Plan.

2.6  Withdrawal.

     (a) A Participant may stop participating in the current Offering Period and each future Offering Period by delivering a Withdrawal Agreement to the Stock Administrator or calling the Plan Custodian's automated phone system and completing the withdrawal process at least 10 business days before the Exercise Date for then-current Offering Period. Delivery of a Withdrawal Agreement or completing the withdrawal process will:

          (i) permanently and irrevocably terminate the Withdrawing Associate's participation in the then-current Offering Period, and

          (ii) suspend the Withdrawing Associate's participation in any future Offering Periods until he or she delivers an Enrollment Agreement to the Stock Administrator.

     An election to stop participating in one Offering Period will not prevent an Eligible Associate from participating in any future Offering Period or in any other Plan adopted by Perot Systems, provided that the Eligible Associate will not participate in any future Offering Period until he or she submits a new Enrollment Agreement.

     (b) As soon as practical after receiving a Withdrawal Agreement, Perot Systems will:

          (i) stop withholding the applicable percentage of Eligible Compensation from the Withdrawing Associate's paychecks or otherwise accepting contributions to the Withdrawing Associate's Participant Account, and

          (ii) refund to the Withdrawing Associate all amounts previously withheld from his or her paychecks or otherwise contributed to the Withdrawing Associate's Participant Account during the then-current Offering Period.

2.7  Termination of Employment; Leave of Absence.

     (a) If a Participant's employment with the Company terminates (other than by death) on or before an Exercise Date, he or she will be deemed to have elected to withdraw from the applicable Offering Period effective as of the date his or her employment terminated.

     (b) As soon as practical after a Participant's termination of employment, Perot Systems will:

          (i) refund all amounts withheld from his or her paycheck or otherwise contributed under this Plan that have not been used to purchase Common Stock from Perot Systems or otherwise refunded; and

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          (ii) distribute, or direct the Plan Custodian to distribute, any
          Shares held by the Employer or the Plan Custodian on the Participant's behalf to the Participant or his or her designee.

     (c) If a Participant begins an approved leave of absence from his or her Employer or dies on or before an Exercise Date, he or she will remain in the Plan for the applicable Offering Period, but will be deemed to have elected to stop participating in the Plan for each future Offering Period until, in the case of an approved leave of absence, he or she returns to work and submits a new Enrollment Form.

2.8 Transferability. Neither any monies credited to Participant's Participant Account nor any rights with regard to the exercise of an option to purchase Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that Perot Systems will treat such act as an election to withdraw funds in accordance with Section 2.6.

3.   PURCHASE OF STOCK

3.1 Offering Periods. Except for the first Offering Period, each Offering Period will start on the first day of the second month of a calendar quarter and end on the last day of the first month of the next calendar quarter. The first Offering Period will start on the first day of the calendar month occurring at least 30 days after the date public trading of the Stock commences or such other date specified by the Board and end on the last day of the first month of the next calendar quarter occurring at least 60 days after the Offering Period has started.

3.2  Grant of Option; Exercise Price.

     (a) On each Enrollment Date, Perot Systems will grant each Participant an option to purchase on the next Exercise Date a number of whole and fractional Shares equal to (i) his or her then-current Withholding Percentage, multiplied by his or her Eligible Compensation for the Offering Period, divided by the Exercise Price for the next Exercise Date, minus
     (ii) the number of whole and fractional Shares, if any, necessary to prevent (A) that Participant from exceeding the limits referred to in
     Section 2.1(a), or (B) the Plan from issuing more shares than are authorized as provided in Section 4.2.

     (b) The Exercise Price for each Offering Period will be 85% of the fair market value of one share of the Common Stock on the Exercise Date for that Offering Period.

3.3 Automatic Exercise of Option. On each Exercise Date, each Participant's option to purchase Shares will be exercised automatically to purchase:

     (a) the maximum number of whole and fractional Shares that may be bought with the funds withheld from his or her paycheck other otherwise contributed during the applicable Offering Period, minus

1999 Employee Stock Purchase Plan      Page 4


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     (b) any number of Shares required to comply with any limitations described in Section 2.1 of this Plan on the maximum number of Shares that may be purchased by that Participant.

3.4 Payment for Stock. Immediately upon each exercise of each Participant's option to purchase shares, the amount held by Perot Systems for the benefit of that Participant will be reduced by the Exercise Price multiplied by the number of whole and fractional Shares of Common Stock purchased by that Participant in that exercise.

3.5  Delivery of Shares; Voting.

     (a) Subject to the restrictions of Section 3.5(b), as soon as practical after each Exercise Date, a stock certificate will be issued to each Participant or to the Plan Custodian for the benefit of each Participant for the Shares purchased on that Exercise Date. Such certificate may be issued in nominee name.

     (b) All Shares purchased under this Plan will be held by Perot Systems or the Plan Custodian until the earlier of (i) a request for delivery of the shares by the Participant, or (ii) the termination of the Participant's employment by the Employer.

          (i) As soon as practical after termination of a Participant's employment by an Employer, certificates representing shares purchased under the Plan will be issued in the name of that Participant or, if timely requested by that Participant in a form approved by the Plan Custodian, his or her designee.

          (ii) All Shares purchased under this Plan shall be nontransferable and nonassignable for six months after the date such Shares are issued to the Participant. Any attempt to sell, gift, pledge or otherwise transfer any Shares prior to the expiration of six months from issuance shall be ineffective and void.

     Perot Systems will pay all issue or initial transfer taxes of the Company with respect to the issuance or initial transfer of shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or initial transfer.

3.6 Periodic Reports. As soon as practical after each Exercise Date, a statement will be sent to each person who has been a Participant under this Plan, which statement will include (i) the total amount, in United States dollars or local currency, of all payroll deductions or other contributions made during the applicable Offering Period or otherwise held under this Plan for the benefit of that person by Perot Systems, and any applicable currency conversion rate, (ii) the number of Shares purchased by that person on each applicable Exercise Date, (iii) the per share and aggregate purchase price per Share for those Shares, (iv) the remaining cash balance, if any held by any Employer for the benefit of that person, and (v) such other information as the Stock Administrator or Plan Custodian deems appropriate.

1999 Employee Stock Purchase Plan      Page 5



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3.7  No Rights in Stock Prior to Exercise. Neither a Participant nor his or her
beneficiaries will have any interest or voting right in Common Stock covered by an option granted this Plan until such option has been exercised and the Shares purchased.

4.   OPERATION OF THE PLAN

4.1 Effective Date and Term of Plan. This Plan will become effective upon its adoption by the Board, provided that no Offering Period may commence until the later of (i) the day on which the Common Stock is listed for trading (including any listing on a when-issued basis) on a national securities exchange or the national market system of the National Association of Securities Dealers Automated Quotation system, or (ii) the day on which a Registration Statement under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan becomes effective. This Plan will remain effective for a term of ten years after the date this Plan was adopted by the Board, unless sooner terminated under Section 4.5.

4.2  Shares Authorized for Sale and Issuance Under the Plan.

     (a) The maximum number of Shares that may be sold and issued under this Plan will be 20,000,000 Shares, which number will be adjusted as provided in Section 5.2 below. If any option to purchase Shares granted under this Plan is not exercised for any reason, the Shares subject to that option will remain available to be sold and issued under this Plan.

     (b) If, for any reason, the number of Shares available for sale and issuance under this Plan under Section 4.2(a) is less than the number of Shares to be sold and issued under Section 3.3 on an Exercise Date, Perot Systems will allocate the Shares available for sale and issuance pro rata among the Participants in as uniform a manner as it determines to be equitable. In such event, the Stock Administrator or Plan Custodian will notify each Participant of the reduction in the number of Shares and the reason for such reduction.

     (c) Shares sold and issued under this Plan may, in the sole and absolute discretion of the Board, be either authorized and unissued Shares or treasury Shares that are bought or otherwise acquired in public or private transactions.

4.3  Conditions Upon Issuance of Shares.

     (a) Compliance With Laws. Perot Systems will not be required to grant an option or to sell or issue any Shares under this Plan to any Eligible Associate unless that option and the sale, issuance and delivery of Shares upon exercise of that option complies, in the opinion of Perot Systems' counsel, with all laws and regulations of each applicable country and other jurisdiction, including, but not limited to, the Securities Act of 1933 and the rules and regulations of the United States Securities Exchange Commission, and all rules and regulations of the New York Stock Exchange or other applicable stock exchange upon which the Common Stock is listed.

1999 Employee Stock Purchase Plan      Page 6
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     (b) Investment Intent. As a condition to the exercise of an option, Perot
     Systems may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

4.4  Administration; Committee.

     (a) Board of Directors. This Plan will be administered by the Board. Unless otherwise provided in this Plan, the Board has the power:

         (i) To determine when and how rights to purchase Shares will be granted and the provisions of each offering of such rights (which need not be identical).

         (ii) To designate Participating Affiliates.

         (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan fully effective.

         (iv) To amend or terminate this Plan as provided in Section 4.5.

         (v) To delegate administration of this Plan to a Committee of two or more members of the Board.

         (vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of Perot Systems.

     (b) Committee. If administration of this Plan is delegated to a Committee, it will have all the powers of the Board with respect to this Plan, subject to any limitations on such powers stated in the Board's resolutions delegating administration to the Committee. Whether or not the Board delegates administration of this Plan to a Committee, the Board retains the final power to determine all questions of policy, procedure, and expediency that arise in the administration of this Plan.

     (c) Participation by Members of the Board or Committee. Members of the Board who are Eligible Associates are permitted to participate in this Plan; provided that (A) no member of the Board who participates in this Plan may vote on any matter affecting the administration of, or the grant of any option pursuant to, this Plan, and (B) if a Committee is appointed to administrate this Plan, no member of the Committee will be eligible to participate in this Plan.


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     (d)  Stock Administrator. Perot Systems' day to day obligations under this
     Plan will be managed by the Stock Administrator, subject to the Board's final power to determine all questions of policy, procedure, and expediency that arise in the administration of this Plan. The Stock Administrator will have all of the following powers of the Board:

          (i) To manage, or select and direct a Plan Custodian to manage, the daily operations of this Plan in accordance with its terms;

          (ii) To adopt rules of procedure and regulations necessary for the operation of this Plan, provided they are consistent with the terms of this Plan;

          (iii) To determine all questions with regard to rights of Eligible Associates and Participants under the Plan, including, but not limited to, the eligibility of any person to participate in the Plan;

          (iv)    To enforce the terms, rules and regulations of this Plan;

          (v)     To direct the distribution of the Shares purchased hereunder;

          (vi) To furnish the Company with information which it requires for tax or other purposes;

          (vii) To engage the service of counsel (who may, if appropriate, be counsel for the Company) and a Plan Custodian or other agents it deems advisable to assist it with the performance of its duties;

          (viii) To prescribe procedures to be followed by Participants in electing to participate in this Plan;

          (ix) To receive from each Company and Eligible Associate any information necessary to administer or manage this Plan;

          (x) To maintain, or cause Perot Systems, the Employer or the Plan Custodian to maintain, an account in the name of each Participant to reflect his or her participation in this Plan;

          (xi)    To interpret and construe the Plan; and

          (xii) To make any changes or modifications necessary to administer and implement the provisions of this Plan in any country other than the United States to the fullest extent possible, including but not limited to creation of parallel plans as contemplated by Section 1.3.



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4.5  Amendment or Termination.

     (a) The Board may amend or terminate this Plan without notice, provided that the Board will not, without the approval of the stockholders of Perot Systems, (i) increase the maximum number of Shares that may be sold or issued under this Plan (except pursuant to Section 5.2) or (ii) amend the requirements as to the class of Eligible Associates eligible to purchase Shares under this Plan (except to the extent necessary to comply with any applicable law), or, if a Committee is appointed to administer this Plan, permit the members of the Committee to participate in this Plan.

          (i) Except as specifically provided in this Plan, as required to comply with Code section 423, or as required to obtain a favorable ruling from the Internal Revenue Service, no amendment may make any change in any option granted under this Plan that adversely affects the rights of any Participant without the consent of that Participant.

     (b) This Plan will automatically terminate on the Exercise Date that Participants become entitled to purchase a number of Shares greater than the number available for purchase under Section 4.2. In the event of an automatic termination, reserved Shares remaining as of such Exercise Date will be sold to Participants on a pro rata basis, as described in Section 4.2(b).

4.6 Approval of the Stockholders. Commencement of the Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval will void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

4.7 No Liability for Good Faith Determinations. Neither the members of the Board, the Stock Administrator nor the Plan Custodian (nor their delegates) will be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it. Members of the Board and the Stock Administrator (and their delegates) will be entitled to indemnification and reimbursement by Perot Systems in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by Perot Systems, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.



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5.   MISCELLANEOUS LEGAL PROVISIONS

5.1  Definitions.

     (1) "Board" means the Board of Directors of Perot Systems or a duly appointed committee of the Board.

     (2) "Committee" means a committee of the Board appointed to administer this Plan.

     (3) "Common Stock" means the Class A Common Stock, $.01 par value per share, of Perot Systems.

     (4) "Company" means Perot Systems, its subsidiaries and affiliates.

     (5) "Eligible Associate" means a natural person who on an Enrollment Date is (i) customarily employed as an employee of an Employer (A) on a full-time basis, (B) for more than 20 hours per week on a regular basis by an Employer for more than five months per calendar year, or (C) on such other basis as is appropriate under applicable law, and (ii) not engaged under an independent contractor or similar agreement, whether or not such person is determined to be an independent contractor.

     (6) "Eligible Compensation" means the total compensation paid to a Participant by any Employer during an Offering Period, including wages, salary, bonuses and commission, but shall not include relocation assistance payments, geographical hardship pay, noncash prizes and awards, automobile allowances, severance type payments and nonqualified deferred executive compensation.

     Eligible Compensation includes the amount of a Participant's elective contributions that are made by the Employer on behalf of that Participant that are not includable in gross income under Tax Code Sections 125, 402(e)(3), 402(h), and 401(k).

     (7) "Employer" means Perot Systems or the Participating Affiliate by which an Eligible Associate is employed.

     (8) "Enrollment Agreement" means the agreement submitted to the Stock Administrator pursuant to Section 2.2.

     (9) "Enrollment Date" means the first day of the applicable Offering
     Period.

     (10) "Exercise Date" means the last day of the applicable Offering Period.

     (11) "Exercise Price" means the price defined in Section 3.2(b).

     (12) "Fair Market Value" of one share of Common Stock on a particular date will be (i)



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     if the Common Stock is listed or admitted to trading on the New York Stock
     Exchange, then (a) if sales of Common Stock occurred on that date, the closing selling price per share of Common Stock on the New York Stock Exchange Composite Tape for that date (1) as reported by the Dow Jones News/Retrieval Service of Dow Jones and Company, Inc., or (2) if not so reported, in a newspaper of national circulation or other authoritative source selected by the Board, or (b) if no sales of Common Stock occurred on that date, the closing selling price per share of Common Stock as of the next preceding date for which the price is reported on the New York Stock Exchange Composite Tape on that date, or (ii) in all other cases, determined in a reasonable way selected by the Board for that purpose.

     (13) "Offering Period" means each period commencing on the first day of the second month following the end of a calendar quarter (except as provided in Section 3.1), and ending on the last day of the first month following the end of the calendar quarter, during which a Participant has an option to purchase Common Stock.

     (14) "Participant" means an Eligible Associate who has elected to participate in any Offering Period and continues to participate in that Offering Period through its Exercise Date.

     (15) "Participant Account" means any account or accounting entry maintained by Perot Systems, the Employer or the Plan Custodian to record the amount that a Participant has contributed to the Plan during an Offering Period and the Common Stock purchased under this Plan.

     (16) "Participating Affiliate" means (1) each corporation, domestic or foreign, of which Perot Systems, directly or indirectly, holds, on the applicable Enrollment Date, not less than 50% of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by Perot Systems or any of its subsidiaries which are approved by the Board to participate in this Plan, including but not limited to those identified in Exhibit A, and (2) each other corporation joint venture, general or limited partnership, limited liability company or other business entity, domestic or foreign; both (1) and (2) as approved by the Board to participate in this Plan, provided that the Board will not approve any business entity for participation in this Plan (although such participation may be approved in a parallel plan as contemplated in Section 1.3) if its participation would disqualify this Plan under the Tax Code, and any such attempted approval shall be deemed as creating a parallel plan as contemplated in Section 1.3.

     (17) "Perot Systems" means Perot Systems Corporation, a Delaware corporation, or any successor in interest that adopts this Plan.

     (18) "Plan" means this Perot Systems Corporation 1999 Employee Stock Purchase Plan, as amended from time to time.

     (19) "Plan Custodian" means the third party administrator appointed by Perot Systems to




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



     manage this Plan in accordance with its terms.

     (20) "Share" means one share of Common Stock.

     (21) "Stock Administrator" means the Stock Administration or Human Resources Department of Perot Systems.

     (22) "Tax Code" means the Internal Revenue Code of 1986, as amended.

     (23) "Withdrawal Agreement" means the agreement submitted to the Stock Administrator pursuant to Section 2.2.

     (24) "Withdrawing Associate" means a Participant who withdraws from this Plan as provided in Section 2.6(a).

     (25) "Withholding Percentage" means the percentage of Eligible Compensation that a Participant elects, from time to time, to have withheld as his or her contribution during an Offering Period.

5.2  Adjustments Upon Changes in Capitalization.

     (a) If any change is made in the Common Stock, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan and the class(es) and number of Shares and price per Share of Common Stock subject to outstanding rights. Such adjustments will be made by the Board, the determination of which will be final, binding and conclusive. The conversion of any convertible securities of the Company will not be treated as a "transaction not involving the receipt of consideration by the Company."

     (b) If (1) a dissolution or liquidation of Perot Systems or a sale of all or substantially all of Perot Systems' assets; (2) a merger or consolidation in which Perot Systems is not the surviving corporation; (3) a reverse merger in which Perot Systems is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, is proposed to be consummated, then, the Exercise Date for the applicable Offering Period will be accelerated to the date such transaction is consummated, and the payroll deductions of the Participants made through the Exercise Date will be used to purchase Common Stock immediately prior to such transaction and all further rights of the Participants will terminate, unless otherwise provided by the



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     Board in its sole discretion.

5.3  Notices; Waiver of Notice.

     (a) To a Participant. All notices or other communications relating to the Plan given to a Participant or former Participant by the Board, Perot Systems, or any Employer will be deemed delivered on the day the notice or other communication is (1) personally delivered to that person, (2) electronically transmitted to a person who on the date of that transmission either is an Eligible Associate or has consented to receiving notices by electronic transmission to the last known electronic transmission address of that person, or (3) placed in the official government mail of the country of the sender in an envelope addressed to the last known address of that person, whichever is earlier.

     (b) By a Participant. All notices or other communications relating to the Plan given to the Board, Perot Systems, or an Employer will be deemed delivered on the day the notice or other communication is (1) received in tangible written form by the Stock Administrator at Perot Systems' Corporate Headquarters address, or (2) electronically transmitted by an Eligible Associate to the Stock Administrator by means of Perot Systems' internal corporate e-mail or intranet system, provided that such notice is in the form specified by Perot Systems and is acknowledged by the Stock Administrator.

     (c) CONSENT TO ELECTRONIC DELIVERY OF NOTICES, PLAN DOCUMENTS AND PROSPECTUSES. BY REQUESTING TO PARTICIPATE IN THE PLAN, AN ELIGIBLE ASSOCIATE WILL BE DEEMED TO CONSENT TO RECEIVING COPIES OF ALL NOTICES AND OTHER COMMUNICATIONS RELATING TO THE PLAN BY ELECTRONIC TRANSMISSION, INCLUDING BUT NOT LIMITED TO THE PROSPECTUS RELATING TO THE PLAN, ALL ENROLLMENT AND OTHER PARTICIPATION MATERIALS, AND ALL OTHER DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH THE PLAN. UPON REQUEST, PEROT SYSTEMS WILL PROVIDE ANY SUCH DOCUMENTS TO ANY ELIGIBLE ASSOCIATE IN TANGIBLE WRITTEN FORM.

     (d) Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

5.4 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the other provisions of this Plan, but will be fully severable and the Plan will be construed and enforced as if the illegal or invalid provision had never been included in this Plan.

5.5 Successors and Assigns. The Plan is binding on all Participants and their respective heirs, legatees, and legal representatives, including but not limited to their estate and the executors, any receiver, trustee in bankruptcy or representative of creditors of such person, and upon the Employer, its successors and assigns.

5.6 Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.




1999 Employee Stock Purchase Plan       Page 13

5.7 Governing Law. This Plan and rights to purchase Shares that may be granted under this Plan will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts-of-law rules or principles that might require the application of the laws of another jurisdiction, except to the extent this Plan or those rights are governed by the Delaware General Corporation Law, or the Federal law of the United States.

5.8 No Right to Employment. Nothing in this Plan, any amendment to this Plan, or the creation of any Participant Account, the execution or submission of any Enrollment Agreement or Withdrawal Agreement, or the issuance of any Shares of Common Stock, will give any Eligible Associate any right (i) to continue employment with any Employer, (ii) any legal or equitable right against Perot Systems or any Employer, or any officer, director, or Associate of Perot Systems or its Participating Affiliates, in connection with his or her employment by the Company, or (iii) interfere in any way with the Employer's right to terminate or otherwise modify his or her employment at any time, except as expressly provided by the Plan or by applicable law.

This 1999 Employee Stock Purchase Plan has been adopted in accordance with a resolution of the Board of Directors of Perot Systems on July 17, 1998, and approved by the stockholders of Perot Systems on September.

PEROT SYSTEMS CORPORATION

By:
   ----------------------------------------
           John Harper, Treasurer
Date:
     --------------------------------------




1999 Employee Stock Purchase Plan       Page 14

                           Perot Systems Corporation
                       1999 Employee Stock Purchase Plan

                            Participating Affiliates

The following corporations are approved by the Board as Participating Affiliates to participate in this Plan (or, to the extent determined appropriate by the Stock Administrator, a parallel plan).

                       Benton International Incorporated
                          Deutsche Perot Systems GmbH
                             Icarus Consulting A.G.
                             Icarus Consulting GmbH
                               Perot Systems A.G.
                      Perot Systems Asia Pacific Pte Ltd.
                               Perot Systems B.V.
                       Perot Systems (Canada) Corporation
                   Perot Systems Communication Services, Inc.
                 Perot Systems Europe (Energy Services) Limited
                          Perot Systems Europe Limited
                        Perot Systems Holdings Pte Ltd.
                          Perot Systems Investments BV
                           Perot Systems (Japan) Ltd.
                          Perot Systems Monaco S.A.M.
                               Perot Systems S.A.
                             Persys Ireland Limited
                                 Syllogic B.V.
                                Syllogic Limited
                            Syllogic Ireland Limited
                    The Technical Resource Connection, Inc.





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